                                                                    Exhibit 99.1

Exhibit 99.1

Form 4 Continuous Sheet - Joint Filer Information

This Statement on Form 4 is filed by Temasek Holdings (Private) Limited, Temasek
Capital (Private) Limited and Seletar Investments Pte Ltd. The principal business address of each of the Reporting Persons is 60B Orchard Road, #06-18
Tower 2, The Atrium@Orchard, Singapore 238891.

Name of the Designated Filer:             Temasek Holdings (Private) Limited
Date of Event Requiring Statement:        August 18, 2010
Issuer Name and Ticker or Trading Symbol: Avago Technologies Limited (AVGO)

Dated as of August 20, 2010

                                          TEMASEK HOLDINGS (PRIVATE) LIMITED

                                          By: /s/ Lena Chia Yue Joo
                                              ----------------------------------
                                          Name:  Lena Chia Yue Joo
                                          Title: Managing Director, Legal &
                                          Regulations

                                          TEMASEK CAPITAL (PRIVATE) LIMITED

                                          By: /s/ Lena Chia Yue Joo
                                              ----------------------------------
                                          Name:  Lena Chia Yue Joo
                                          Title: Director

                                          SELETAR INVESTMENTS PTE LTD.

                                          By: /s/ Ang Peng Huat
                                              ----------------------------------
                                          Name:  Ang Peng Huat
                                          Title: Authorized Signatory